Exhibit 11.1

HUGHES SUPPLY, INC.
SUMMARY SCHEDULE OF EARNINGS PER SHARE CALCULATIONS
(in thousands, except per share amounts)

        Potentially dilutive securities:
        a) Options for common stock, issued under stock option plan.
        b) 7% Convertible subordinated debentures, due May 1, 2011, redeemed April, 1994.

                                                         Three Months
                                                        Ended  July 31,
                                                       1995         1994
Line
----
    SHARES
    ------
1   Average shares outstanding                          6,253        5,789

2   Incremental shares (options) -
    Assuming options outstanding at end of period
    were exercised at beginning of period (or time
    of issuance, if later) and proceeds were used
    to purchase shares at average market price
    during the period                                     132          154
                                                   ----------   ----------
3   Shares used in calculating Earnings Per
    Common and Common Equivalent Share                  6,385        5,943

4   Incremental shares (options) -
    Assuming options outstanding at end of period
    were exercised at beginning of period (or time
    of issuance, if later) and proceeds were used
    to purchase shares at the higher of the
    average market price during the period or the
    market price at the end of the period; and
    that options exercised during the period were
    exercised at the beginning of the period(or
    time of issuance, if later) and the proceeds
    were used to purchase shares at the market
    price at the date of exercise                          16           -

5   Incremental shares (debentures) -
    Assuming debentures were converted at
    beginning of period (or time of issuance, if
    later) at most advantageous (for security
    holder) conversion rate that becomes
    effective within 10 years                              -            -
                                                   ----------   ----------
6   Shares used in calculating Earnings Per
    Common Share - Assuming Full Dilution               6,401        5,943
                                                   ==========   ==========
    EARNINGS
    --------
7   Net income per financial statements, used in
    calculating Earnings Per Common Share and
    Earnings Per Common and Common Equivalent
    Share                                         $     4,230  $     3,008

8   Incremental earnings (debentures) -
    Assuming interest charges applicable to
    convertible debentures (and nondiscretionary
    adjustments that would have been made based
    on net income) are taken into account in
    determining balance of income applicable to
    common stock                                           -            -
                                                   ----------   ----------
9   Earnings used in calculating Earnings Per
    Common Share - Assuming Full Dilution         $     4,230  $     3,008
                                                   ==========   ==========

                                                        Three Months
                                                        Ended  July 31,
                                                       1995         1994



Line
----
    RESULTING PER SHARE DATA
    ------------------------

10  Earnings per common share (Line 7/Line 1)    $        .68  $        .52
                                                  ===========   ===========
11  Earnings per common share and common
    equivalent share (Line 7/Line 3)             $        .66  $        .51
                                                  ===========   ===========
12       Dilution                                        2.9%          1.9%
                                                  ===========   ===========

13  Earnings per common share - assuming full
    dilution (Line 9/Line 6)                     $        .66  $        .51
                                                  ===========   ===========

14       Dilution                                         2.9%          1.9%
                                                  ===========   ===========

15  Used in statements of income:

    [   ] Line 10, if dilution less than 3%, or antidilution, exists for all periods.

    [ X ] Lines 11 and 13, if dilution >= 3% for any period.




                                                          Six  Months
                                                        Ended  July 31,
                                                       1995         1994
Line
----
    SHARES
    ------

1   Average shares outstanding                          6,178        5,424

2   Incremental shares (options) -
    Assuming options outstanding at end of period
    were exercised at beginning of period (or time
    of issuance, if later) and proceeds were used
    to purchase shares at average market price
    during the period                                     121          172
                                                   ----------   ----------
3   Shares used in calculating Earnings Per
    Common and Common Equivalent Share                  6,299        5,596

4   Incremental shares (options) -
    Assuming options outstanding at end of period
    were exercised at beginning of period (or time
    of issuance, if later) and proceeds were used
    to purchase shares at the higher of the
    average market price during the period or the
    market price at the end of the period; and
    that options exercised during the period were
    exercised at the beginning of the period(or
    time of issuance, if later) and the proceeds
    were used to purchase shares at the market
    price at the date of exercise                          22            5

5   Incremental shares (debentures) -
    Assuming debentures were converted at
    beginning of period (or time of issuance, if

                                                         Six  Months
                                                        Ended  July 31,
                                                       1995         1994

Line
----
    later) at most advantageous (for security
    holder) conversion rate that becomes
    effective within 10 years                              -           360
                                                   ----------   ----------
6   Shares used in calculating Earnings Per
    Common Share - Assuming Full Dilution               6,321        5,961
                                                   ==========   ==========
    EARNINGS
    --------

7   Net income per financial statements, used in
    calculating Earnings Per Common Share and
    Earnings Per Common and Common Equivalent
    Share                                         $     6,681  $     4,678

8   Incremental earnings (debentures) -
    Assuming interest charges applicable to
    convertible debentures (and nondiscretionary
    adjustments that would have been made based
    on net income) are taken into account in
    determining balance of income applicable to
    common stock                                           -           166
                                                   ----------   ----------
9   Earnings used in calculating Earnings Per
    Common Share - Assuming Full Dilution         $     6,681  $     4,844
                                                   ==========   ==========


    RESULTING PER SHARE DATA
    ------------------------

10  Earnings per common share (Line 7/Line 1)    $       1.08  $        .86
                                                  ===========   ===========
11  Earnings per common share and common
    equivalent share (Line 7/Line 3)             $       1.06  $        .84
                                                  ===========   ===========
12       Dilution                                        1.9%          2.3%
                                                  ===========   ===========

13  Earnings per common share - assuming full
    dilution (Line 9/Line 6)                     $       1.06  $        .81
                                                  ===========   ===========

14       Dilution                                         1.9%          5.8%
                                                  ===========   ===========

15  Used in statements of income:

    [   ] Line 10, if dilution less than 3%, or antidilution, exists for all periods.

    [ X ] Lines 11 and 13, if dilution >= 3% for any period.